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                                   Carl Marks
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                         CARL MARKS CONSULTING GROUP LLC
                     135 EAST 57TH STREET NEW YORK, NY 10022
                  TELEPHONE: (212) 909-8400 FAX: (212) 829-8065

                              CONSULTING AGREEMENT


CONSULTING AGREEMENT, dated as of June 1, 2001 (the "Agreement"), by and between Condor Technology Solutions, Inc with principal offices at 170 Jennifer Road, Suite 325, Annapolis, MD 21401, ("CTS") and Carl Marks Consulting Group LLC with principal offices at 135 East 57th Street, New York, NY 10022 (inclusive of any senior personnel, employees and associates thereof, "CMCG" or "Consultant"). WHEREAS, CTS desires to engage the financial and management consulting services of CMCG, subject to the terms and conditions hereinafter set forth; and WHEREAS, CMCG has agreed to provide such financial and management consulting services subject to the terms and conditions hereinafter set forth; NOW THEREFORE, in consideration of the above premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. ENGAGEMENT: CTS hereby agrees to engage CMCG, and CMCG hereby agrees to serve CTS as a financial and management consultant with respect to the operations of CTS. It is further agreed that Mark L. Claster and F. Duffield Meyercord, Managing Directors of CMCG, shall supervise this engagement, with whatever resources from CMCG as may be requested by CTS. Additionally, W. Michael Robbins, a senior associate of CMCG, will serve as CTS's Chief Financial Officer on a part-time basis. CTS understands and acknowledges that CMCG has and will continue to have other engagements during the term of this agreement. CTS understands and acknowledges Mr. Robbins may have other engagements during the term of this agreement.


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2. SCOPE: CMCG will provide for CTS an interim Chief Financial Officer who will assume all of the responsibilities thereof. The Managing Directors of CMCG will be available to the CEO for consultation on an "as needed" basis, as requested by CTS.

3. TERM: The term of this Agreement shall commence as of the date of this Agreement and shall continue until the engagement is completed (as defined by CTS), unless canceled with or without cause by either party on ten (10) business days written notice, in which event any compensation owing to CMCG pursuant to paragraph 4 below shall be immediately due and payable.

4. COMPENSATION: CTS shall pay CMCG for its services a fee of (i) $350 per hour for Managing Directors (ii) $2,200 per day for interim CFO (iii) $250 per hour for other CMCG senior personnel and (iv) $200 per hour for other CMCG employees and associates as required. CMCG shall make available its personnel as required during the engagement. CMCG shall receive a retainer of $25,000 from CTS upon the execution of this agreement, to be credited against subsequent consulting service fees (but not "Expenses" as defined below) incurred. CMCG will submit subsequent consulting service fee and Expense invoices on the Monday following each week in which consulting services are provided. It is agreed that all of those invoices will be paid within seven (7) days of the date of submission.

5. EXPENSES: CMCG shall be entitled to reimbursement for all reasonable expenses incurred by it in the performance of its duties (the "Expenses") upon presentation of appropriate documentation therefor. Such Expenses shall include, but not be limited to, transportation of any of CMCG senior personnel, employees or associates on business related to the engagement, cost of hotels, meals, etc. Such Expenses shall also include, but not be limited to, all reasonable legal fees incurred by CMCG in connection with the performance of the services contemplated by this Agreement, provided that CTS first consents to the retention of such counsel for such services. All incurred Expenses will be reimbursed weekly within seven (7) days of the receipt of invoices therefor.

6. INDEMNIFICATION: CTS hereby agrees to indemnify CMCG and hold it harmless for all acts taken or omissions, and all decisions made, by CMCG (other than as a result of CMCG's gross negligence or willful misconduct) while performing services for CTS and agrees to pay directly, upon presentation thereof, all statements or invoices for all fees and expenses, including reasonable attorneys' fees actually and necessarily incurred by CMCG in connection with the defense of any such claims based on CMCG's alleged acts, omissions or decisions (other than made or taken through gross negligence or willful


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misconduct), including any suit or proceeding relating thereto and any appeal therefrom and the costs of any settlement thereof ("Claim"), provided that with respect to costs incurred in any appeal of a judgment, CTS first consents to appealing such judgment. CMCG shall have the sole right to select counsel of its choosing and control the defense of any such claim, but CTS shall have the right to accept or reject any settlement of any claim for which indemnification is sought by CMCG hereunder. For purposes of this paragraph "CMCG" includes its shareholders, officers, directors, employees and/or agents, and CMCG's affiliates and each of their respective shareholders, officers, directors, employees and/or agents. The provisions of this Section 6 shall survive the Term of this Agreement.

7. PROPRIETARY WORK PRODUCT AND CONFIDENTIAL COMPANY INFORMATION: CTS acknowledges and agrees that any work product produced by CMCG is for the sole use of CTS and is not intended for distribution to, or to be relied upon by, any third parties The provisions of this Section 7 shall survive the Term of this Agreement.

In addition, CMCG acknowledges and agrees that as a result of the services to be provided hereunder, the persons performing such services may acquire knowledge and information of a secret and confidential nature. CMCG further acknowledges and agrees that this information constitutes valuable property of CTS generally not being disseminated or made known to persons or organizations outside CTS at all, or if made known, being done so only under specific and restrictive conditions such as to ensure that it does not become readily available to the public, and also that confidential information of others may be received by CTS with restrictions on its use and disclosure. Accordingly, CMCG agrees that:

(i) CMCG and any person performing any services for CMCG hereunder shall not, during the term of this Agreement nor at any time thereafter, disclose to anyone outside CTS or use in other than CTS business any secret or confidential information of CTS or its subsidiaries or affiliates, except as authorized by authoritative personnel of CTS. CTS information which is not readily available to the public shall be considered secret and confidential for the purpose of this Agreement and shall include, but not be limited to, information relating to CTS its subsidiaries and affiliates, customers, processes, products apparatus, data, compounds, business studies, business and contracting plans, business procedures and finances;


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(ii)   CMCG and any person performing any services for CMCG hereunder shall not, during the term of this Agreement nor at any time thereafter, disclose to any other person or use secret or confidential information of others, which, to the knowledge of CMCG, has been disclosed to CTS with restriction on the use or disclosure thereof, in violation of those restrictions.

(iii) CMCG and any person performing any services for CMCG hereunder shall not, during the term of this Agreement nor at an time thereafter, disclose to CTS or induce CTS to use, without prior permission of the owner, any secret or confidential information or material of others of which CMCG is or may become possessed; and

(iv) Notwithstanding the foregoing, CMCG and any person performing services for CMCG hereunder shall not be liable for the disclosure of information, which may otherwise be deemed confidential hereunder:

      (a) if the information is in, or becomes part of, the public domain, other than by CMCG's disclosure of the information; or

      (b) if the information is furnished to a third party by CTS without restriction of the third party's right to disseminate the information; or

      (c) if the information is already of record in CMCG's files at the time of disclosure, or is disclosed to CMCG by a third party as a matter of right; or

      (d)   if the information is disclosed with CTS's written approval; or

      (e) if the information is compelled to be revealed via subpoena, civil investigative demand or other judicial or administrative process.

8. RELIANCE ON CLIENT'S INFORMATION: CTS acknowledges and agrees that CMCG, in performance of its duties under the Agreement, will be relying on the truth, completeness and accuracy of the written documentation delivered and the verbal communication made by CTS and its agents to CMCG and its agents in connection with any and all matters relating to CMCG's engagement hereunder.

9. NOTICES: All notices, requests, demands and other communications provided for by this Agreement shall be in writing addressed to the parties at the address for such party first set forth above, and shall be transmitted by either facsimile (fax), personal or overnight courier delivery or by certified mail. All notices, etc. shall be deemed given when received by the party to whom it is addressed.


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10. SUCCESSORS AND ASSIGNS: This Agreement shall inure to the benefit of, and be binding upon each of CTS and CMCG and their respective successors or assigns. Neither party may assign its rights and/or obligations under this Agreement without the written consent of the other party, which consent shall not be unreasonably withheld.

11. APPLICABLE LAW: This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without reference to principles of conflicts of law.

12. AMENDMENTS: No amendment, modification, termination or waiver of any provision of this Agreement or consent to any departure by any party therefrom shall be effective unless in writing signed by the parties hereto, and, in any event, shall be effective only in the specific instance for the specific purpose for which given.

13. NO WAIVER: CUMULATIVE REMEDIES: No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude the exercise of any other right, power or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

14. HEADINGS: Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

15. COUNTERPARTS: This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

16. WAIVER OF JURY: TRIAL: Each of the parties to this Agreement hereby waives its right to a jury trial with respect to any claim, action, suit or proceeding made or brought by one of the parties against the other in connection with or arising from this Agreement.

17. INDEPENDENT CONTRACTOR RELATIONSHIP: CMCG shall serve as an independent-contractor to CTS pursuant to the terms and conditions of this Agreement and this Agreement does not create and shall not be construed to create a relationship of principal and agent, joint venturer, co-partners, employer and employee, master and servant or any similar relationship between CMCG and CTS and the parties hereto expressly deny the existence of any such relationship.


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18. LOAN ORIGINATION FEES. ETC: If requested by CTS, CMCG may introduce CTS to a capital source. Should CTS close a transaction within one year of the introduction, upon such closing CMCG will be entitled to a fee as follows:

      a) for senior debt, 1% of the total loan;
      b) for mezzanine capital, 3% of the total loan; and
      c) for equity, 5% of the total amount invested.

19. SEARCH FEES: If requested by CTS, CMCG may introduce an individual to CTS for possible full time employment with CTS. Should that individual be hired by CTS within one year of CMCG's introduction of the individual, or within one year of CMCG's engagement with CTS (whichever is later), CTS will pay CMCG a search fee equal to 25% of the first year's total compensation package for that individual. This applies to any CMCG personnel that the Company may subsequently hire.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective offices thereunto duly authorized, as of the date first written above.


                         CONDOR TECHNOLOGY SOLUTIONS INC

                         By: /s/ J. L. Huitt
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                         J. L. Huitt, Jr., President, CEO


                         CARL MARKS CONSULTING GROUP LLC

                         By: /s/ F. Duffield Meyercord
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                         F. Duffield Meyercord, Managing Director


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